Exhibit 10.8
Execution Version
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment") is entered into as of March 22, 2018 (the “First Amendment Effective Date"), between TWFG HOLDING COMPANY, LLC, a Texas limited liability company (the “Borrower") and successor by conversion to RFB Interests, Inc., a Texas corporation, and COMPASS BANK, an Alabama banking corporation (“Lender"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
A.    Borrower and Lender are party to that certain Second Amended and Restated Credit Agreement dated as of June 5, 2017 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement").
B.    Borrower, Richard F. Bunch, Bunch Family Holdings, LLC (“Parent") and RenaissanceRe Ventures U.S. LLC (“Buyer") are parties to that certain Amended and Restated Membership Interest Purchase Agreement dated as of February 7, 2018 (the “MIPA"), and under the terms of the MIPA (i) prior to closing, Borrower made a pre-closing cash dividend to Parent, RFB Interests, Inc. made an subchapter S election and converted into TWFG Holding Company, LLC, a Texas limited liability company, and each of General Agency, TWFG Insurance and PFC converted into a Texas limited liability company, and (ii) upon closing the Borrower shall issue to Buyer, and Buyer shall subscribe for and purchase from the Borrower 110,750 membership units, under the terms and conditions set forth in the MIPA (the “MIPA Transactions").
C.    Borrower has requested that Lender consent to the consummation of the MIPA Transactions in accordance with the terms of the MIPA, whereby following such consummation Parent shall own and control at least 80% of the membership units of TWFG Holding Company, LLC, a Texas limited liability company.
D.    Borrower and Lender have agreed to amend certain provisions in the Credit Agreement, subject to the terms and conditions of this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
1.    Amendments to Credit Agreement.
(a)    Section 1 (Definitions and Terms) of the Credit Agreement is amended to add the following new defined terms in their appropriate alphabetical order:
MIPA means that certain Amended and Restated Membership Interest Purchase Agreement dated as of February 7, 2018, among Borrower, Richard F. Bunch, Bunch Family Holdings, LLC, and RenaissanceRe Ventures U.S. LLC.

MIPA Dividend means the cash distribution to Bunch Family Holdings, LLC of the “Pre-Closing Dividend Amount” as defined in the MIPA.
(b)    Section 1 (Definitions and Terms) of the Credit Agreement is further amended by replacing the existing definitions of the defined terms below with the following:
Change of Control means the occurrence of any of the following: (a) any change in the ownership of Borrower’s equity interests (on a fully diluted basis) such that Bunch Family Holdings, LLC ceases to directly and indirectly own and Control at all times at least a majority of the Voting Interests and equity interests of Borrower, (b) any change in the ownership of Bunch Family Holdings, LLC’s equity interests (on a fully diluted basis) such that Richard F. Bunch, III ceases to Control by contract, ownership or otherwise, the percentage of outstanding Voting Interests of Bunch Family Holdings, LLC necessary at all times to elect a majority of its board of managers or to appoint and elect its managing member, and (c) any change in the ownership of General Agency, TWFG Insurance, or PFC such that Borrower ceases to own and Control, directly and indirectly, at all times at least 100% of the Voting Interests and equity interests of General Agency, TWFG Insurance, PFC, or any Subsidiary.
Debt Service Coverage Ratio means the ratio of (a) EBITDA minus dividends and distributions (excluding the MIPA Dividend), minus cash Taxes, and minus Unfinanced Capital Expenditures, in each case for the immediately preceding 12 month period, to (b) the sum of Borrower and its Subsidiaries consolidated (i) interest expense in respect of Funded Debt, plus (ii) current maturities of long-term Debt of Borrower and its Subsidiaries, in each case for the immediately following twelve (12) month period.
General Agency means TWFG General Agency, LLC, a Texas limited liability company, and successor by conversion to TWFG General Agency, Inc., and a wholly-owned Subsidiary of Borrower.
PFC means TWFG Premium Finance, LLC, a Texas limited liability company, and successor by conversion to TWFG Premium Finance Company, a Texas corporation, and a wholly owned Subsidiary of Borrower.
TWFG Insurance means TWFG Insurance Services, LLC, a Texas limited liability company, and successor by conversion to TWFG Insurance Services, Inc., and a wholly owned Subsidiary of Borrower.
2.    Waiver and Consent. Subject to the satisfaction of the conditions set out in Section 3 below, Lender hereby (a) waives any Default arising out the execution and delivery of the MIPA by Borrower or Bunch Family Holdings, LLC arising on or prior to the First Amendment Effective Date, (b) consents to the conversion of each of Borrower, General Agency, TWFG Insurance, and PFC into a Texas limited liability company, and consents to the modifications to their respective organizational documents in connection with such conversion, (c) consents to the MIPA Dividend, and (d) agrees not to exercise any of the rights or remedies available to them under the Loan Documents solely as a result of the violation or noncompliance described in the immediately preceding clause (a). Except as set out in the preceding sentence, Borrower and each

Guarantor hereby agree that such waiver and consent does not constitute a waiver or consent of any present or future violation of, or noncompliance with, any provision of any Loan Document or a waiver of Lender’s right to insist upon strict compliance with each term, covenant, condition, and provision of the Loan Documents.
3.    Conditions. This Amendment shall be effective on the First Amendment Effective Date once each of the following have been executed and delivered to Lender, in form and substance satisfactory to Lender:
(a)    this Amendment executed by Borrower and Lender, together with the Guarantors’ Consent and Agreement executed by the Guarantors;
(b)    a Secretary’s Certificate or Manager’s Certificate from each of Borrower, General Agency, TWFG Insurance and PFC, certifying as to their respective articles of conversion/formation, operating agreement, incumbency of officers, and resolutions of the managers or members, as the case may be, and accompanied by a Certificate of Fact regarding the existence of each entity with the Texas Secretary of State; and
(c)    such other documents as Lender may reasonably request.
4.    Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite limited liability company action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) after giving effect to this Amendment, it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.
5.    Scope of Amendment; Reaffirmation; RELEASE. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). AS A MATERIAL PART OF THE CONSIDERATION FOR LENDER ENTERING INTO THIS AMENDMENT, BORROWER HEREBY

RELEASES AND FOREVER DISCHARGES LENDER (AND ITS SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, CAUSES OF ACTION, OR LIABILITIES FOR ACTIONS OR OMISSIONS (WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER DIRECT OR INDIRECT) IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT, WHETHER OR NOT HERETOFORE ASSERTED, AND WHICH BORROWER MAY HAVE OR CLAIM TO HAVE AGAINST LENDER.
6.    Miscellaneous.
(a)    No Waiver of Defaults. Except as expressly set out above, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
(b)    Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.
(c)    Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
(d)    Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.
(e)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
(f)    Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile or by portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.
(g)    Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h)    Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signatures appear on the following pages.]

The Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER:

TWFG HOLDING COMPANY, LLC, a Texas limited liability company and successor by conversion to RFB Interests, Inc.

By:	/s/ Richard F. Bunch, III
Richard F. Bunch, III
President
Signature Page to First Amendment to Second Amended and Restated Credit Agreement

LENDER:

COMPASS BANK

By:	/s/ Cindy Young
Cindy Young
Senior Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement